UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

Outset Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39513	20-0514392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3052 Orchard Dr., San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (669) 231-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on Form 8-K filed on November 4, 2022, on November 3, 2022 (the Closing Date), Outset Medical, Inc. (the Company) entered into a term loan facility pursuant to a loan and security agreement (the SLR Term Loan Agreement) among SLR Investment Corp., as collateral agent (the Collateral Agent), the lenders from time to time party thereto (the Term Loan Lenders) and the Company (the SLR Term Loan Facility). The SLR Term Loan Facility provides (i) a term loan of $100.0 million (the Term A Loan), which was funded on the Closing Date, (ii) one or more term loans in the aggregate of up to $100.0 million (each, a Term B Loan) and (iii) one or more term loans in the aggregate of up to $50.0 million (each, a Term C Loan), subject to certain overall borrowing limitations and other borrowing conditions set forth in the SLR Term Loan Agreement.

On December 11, 2023 (the Amendment Effective Date), the Company amended the SLR Term Loan Facility pursuant to a First Amendment to Loan and Security Agreement (the SLR Term Loan Amendment) among the Collateral Agent, the Term Loan Lenders and the Company. The SLR Term Loan Amendment provides that the $100.0 million Term B Loans will be available in two tranches consisting of (i) Term B-1 Loans in the aggregate amount of approximately $33.5 million and (ii) Term B-2 Loans in the aggregate amount of approximately $66.5 million.

In connection with the SLR Term Loan Amendment, on the Amendment Effective Date, the Company borrowed and received the entire Term B-1 Loans from the Term Loan Lenders. After giving effect to such borrowing, the outstanding principal amount of the SLR Term Loan Facility is approximately $133.5 million.

The foregoing summaries of the SLR Term Loan Agreement and the SLR Term Loan Amendment do not purport to be complete and are qualified in their entirety by reference to the text of the SLR Term Loan Agreement, which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and the SLR Term Loan Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of Exchange Act, including statements regarding the availability of future capital, including borrowings under the SLR Term Loan Facility. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause actual results and other events to differ materially from those expressed or implied in such statements. These risks and uncertainties include risks described in the Risk Factors section of the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. The Company disclaims any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Outset Medical, Inc.

Date: December 11, 2023	By:	/s/Nabeel Ahmed
Nabeel Ahmed
Chief Financial Officer